SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K


                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                            March 9, 2001
                            Date of Report
                  (Date of Earliest Event Reported)

                        G/O INTERNATIONAL INC.
       (Exact Name of Registrant as Specified in its Charter)


   Colorado                0-24688               76-0025986
(State or other     (Commission File No.)   (IRS Employer I.D. No.)
Jurisdiction)


                           11849 Wink
                      Houston, Texas  77024
             (Address of Principal Executive Offices)


                  Registrant's Telephone Number
                         (713) 783-1204


                               N/A
      (Former Name or Former Address if changed Since Last Report)

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Item 1.   Changes in Control of Registrant.

     On November 15, 2000, Waterbury entered into a Reorganization Plan and Agreement ("Reorganization Agreement") with Beijing Orient LegendMaker Software Development Co., a company formed under the laws of the People's Republic of China ("OLM"), and the holders of approximately 65% of the issued and outstanding capital shares of OLM (the "OLM Majority Shareholders"), pursuant to which Waterbury had agreed to acquire such OLM Majority Shareholders' shares for shares of Waterbury. The Reorganization Agreement contemplated Waterbury acquiring the remaining 35% of the issued and outstanding shares of OLM from its shareholders, thereby making OLM a wholly-owned subsidiary of Waterbury (the "Reorganization"). Following the resolution of various international regulatory concerns to the satisfaction of the parties' counsel, the Reorganization Agreement was amended on March 9, 2001 (the "First Amendment"), and all of the terms of the Reorganization were finally agreed upon by the parties.

     In order to conclude the Reorganization Waterbury must: (i) raise capital of not less than $2,500,000 nor more than $5,000,000 (the "Financing"), (ii) change its name to "3S Consolidated Holdings" or such other name as selected by OLM/OLMC Majority Shareholders, (iii) appoint as its directors individuals designated by the OLM/OLMC Majority Shareholders, (iv) transfer out its existing thoroughbred horse operations, and (v) forward split its Ordinary Shares in the ratio determined by dividing the current number of shares outstanding (1,414,000) into the numerator calculated by subtracting from the number 14,000,000 that number of the Ordinary Shares issued to investors in the Financing offering. We cannot assure you that we will be able to satisfy the conditions required to complete the Reorganization.

     In addition to the acquisition of capital shares of OLMC from the OLM/OLMC Shareholders pursuant to the Reorganization Agreement and First Amendment, Waterbury has: (i) acquired a six month option to purchase (at a price of US$250,000) the remaining 10% interest in one of the OLM's subsidiary entities, Shanghai OLM Software Technology Co., Ltd., to thereby make it a wholly-owned subsidiary of OLM and (ii) is currently negotiating to acquire a six month option to purchase (at a price of US$350,000) the remaining 49% interest in one of OLM's subsidiary entities, Beijing OLM System Integration Co., Ltd., to thereby make it a wholly-owned subsidiary of OLM.

     It is contemplated under the Reorganization Agreement and First Amendment that, upon completion of such Reorganization, G/O will distribute (the "Distribution") 100% of Waterbury's Ordinary Shares that it holds to its approximate 765 shareholders pursuant to a registration statement to be filed with the Securities and Exchange Commission (the "Registration"). Such Distribution and Registration will be undertaken in order to develop a public market for Waterbury's Ordinary Shares. Following the Distribution and Registration, Waterbury will report the business operations of OLM and its subsidiaries on a consolidated basis utilizing International Accounting Standards and will prepare and file annual and quarterly reports required pursuant to Form 20F filed under Section 12(g) of the Securities Exchange Act of 1934, as amended.

     In addition to the registration of those of Waterbury's Ordinary Shares held by G/O in the Distribution, the Company will simultaneously seek to register shares purchased by investors in the Financing offering and has agreed to register up to 6,000,000 of its Ordinary Shares issued to certain OLM/OLMC Majority Shareholders in the Reorganization.

     Copies of the Reorganization Agreement and First Amendment are attached hereto and incorporated herein by reference. See Item 7.

Item 2.  Acquisition or Disposition of Assets.

     See Item 1.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

                                                Exhibit
Description of Exhibit*                          Number
-----------------------                          ------
Reorganization Agreement                            2.1

First Amendment                                     2.2

Press Release                                      19

     * Summaries of any exhibit are modified in their entirety by this reference to each exhibit.

                                SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                G/O INTERNATIONAL, INC.

Date: 03/29/01                  By /s/Jack L. Burns
      --------                  -----------------------------
                                Jack L. Burns
                                President and Director

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